Exhibit 10.5
AMENDMENT NO. 1 TO AMENDED AND RESTATED
EMPLOYMENT AGREEMENT

This AMENDMENT NO. 1 TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “Amendment”) is made and entered into as of April 21, 2010 by and between Astoria Financial Corporation, a business corporation organized and operating under the laws of the State of Delaware and having an office at One Astoria Federal Plaza, Lake Success, New York 11042-1085 (the “Company”), and Gerard C. Keegan, an individual residing at 89 Eleventh Street, Garden City, New York 11530 (the “Executive”).

Witnesseth:

Whereas, the Executive and the Company are parties to an Employment Agreement entered into on March 29, 1997 (the “Initial Effective Date”), amended and restated on January 1, 2000, further amended as of August 15, 2007 and amended and restated again as of January 1, 2009 (such agreement, as amended and restated through January 1, 2009, the “Prior Agreement”); and

Whereas, the Executive and the Company wish to further amend and modify the Prior Agreement pursuant to Section 25 thereof;

Now, Therefore, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, the Company and the Executive hereby agree as follows:

1.	Section 2(b) of the Prior Agreement shall be amended to read in its entirety as follows:

(b)           Beginning on the Initial Effective Date, the Employment Period shall automatically be extended for one (1) additional day each day until the Executive attains the age of seventy-two (72), unless either the Company or the Executive elects not to extend the Agreement further by giving written notice to the other party, in which case the Employment Period shall end on the day before the third anniversary of the date on which such written notice is given.  When the Executive attains the age of seventy-two (72), the daily extensions will cease automatically without notice or other action, the Employment Period shall be for a fixed term of three years, thereafter, and this Agreement will expire when the Executive attains the age of seventy-five (75).  For all purposes of this Agreement, the term “Remaining Unexpired Employment Period” as of any date shall mean the period beginning on such date and ending on:

(i)           if extensions have ceased in accordance with this Section 2(b), the day before the third anniversary of the date on which extensions were discontinued; and

(ii)           in all other cases, the day before the third anniversary of the date as of which the Remaining Unexpired Employment Period is being determined.

Upon termination of the Executive's employment with the Company for any reason whatsoever, any daily extensions provided pursuant to this Section 2(b), if not previously discontinued, shall automatically cease.

2.	Section 6(b) of the Prior Agreement shall be amended to read in its entirety as follows:

(b)           To the maximum extent permitted under applicable law, during the Employment Period and for the maximum period allowed under applicable law thereafter, the Company shall indemnify the Executive against, and hold him or her harmless from, any costs, liabilities, losses and exposures for acts or omissions in connection with service as an officer or director of the Company or service in other capacities at the request of the Company, to the fullest extent and on the most favorable terms and conditions that similar indemnification is offered to any director or officer of the Company or any subsidiary or affiliate thereof.  No provision in this Agreement nor any termination or expiration of this Agreement is intended to authorize the elimination or impairment of any right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw of the Company by amendment to such a provision after the occurrence of an act or omission that is the subject of an action, suit or proceeding for which indemnification is sought.

3.
Subparagraph (V) of the provision for determination of the “SEVLS” component of the DB Severance Payment under section 9(b)(v) of the Prior Agreement shall be amended to read in its entirety as follows:

(V)           for purpose of calculating the Executive’s monthly or annual benefit under the defined benefit plans, the following sums shall be added to the Executive’s compensation recognized under such plans for the most recent year recognized:

(1)           payments made pursuant to Section 9(b)(i) that constitute base salary;

(2)           the Salary Severance Payment;

(3)           the Option Surrender Payment; and

(4)           the RRP Surrender Payment.

4.
Section 9(b)(vii) of the Prior Agreement shall be amended by deleting the variable “AP” from the equation therein, deleting the definition of “AP” therein and amending the definition of “TIO” therein to read in its entirety as follows:

“TIO” is the target incentive opportunity (expressed as a percentage of base salary) established by the Compensation Committee of the Board for the Executive pursuant to the Astoria Financial Corporation Executive Officer Annual Incentive Plan in effect at the time immediately prior to the Executive’s termination of employment with the Company; provided, however, that in the event of the Executive’s voluntary resignation pursuant to Section 9(a)(i) above following written notice of a reduction in the Executive’s target incentive opportunity that results in or contributes to a material adverse effect on the aggregate value of the Executive’s total compensation package, that is the basis for such resignation under Section 9(a)(i)(D) above, “TIO” is the target incentive opportunity in effect at the time immediately prior to the reduction that is the subject of such written notice; and

5.	Section 26 of the Prior Agreement shall be amended to read in its entirety as follows:

Section 26.       Guarantee.

The Company hereby agrees to guarantee the payment by the Association of any benefits and compensation to which the Executive is or may be entitled to under the terms and conditions of the Amended and Restated Employment Agreement dated as of the 1st day of January, 2009 between the Association and the Executive, as amended by Amendment No. 1.

6.	The Prior Agreement shall be amended to remove Section 33 therefrom.

7.
Each reference to the “Remaining Unexpired Employment Period” in the Prior Agreement under Section 9(b) shall be amended to provide that the Remaining Unexpired Employment Period is expressed as a number of years and fractions of years.

8.	Each reference to “Thacher Proffitt & Wood LLP” in the Prior Agreement, whether with or without the LLP designation, will be replaced by a reference to “Sonnenschein Nath & Rosenthal LLP”.

9.	Except as specifically provided herein, the provisions of the Prior Agreement shall continue in full force and effect.

In Witness Whereof, the Company has caused this Amendment to be executed and the Executive has hereunto set his or her hand, all as of the day and year first above written.

ATTEST:	Astoria Financial Corporation

/S/ Thomas V. Lavery	By:	/S/ Monte N. Redman
Name: Thomas E. Lavery	Name: Monte N. Redman
Title: President and Chief Operating
Officer

[Seal]	/S/ Gerard C. Keegan
Gerard C. Keegan

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NASSAU	)

On this 21st day of April, 2010 before me, the undersigned, personally appeared Gerard C. Keegan, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/S/ Marygrace Farruggia
Name: Marygrace Farruggia
Notary Public, State of New York
No. 4998931
Qualified in Suffolk County
Commission Expires: July 13, 2010

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NASSAU	)

On this 21st day of April, 2010 before me, the undersigned, personally appeared Monte N. Redman, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/S/ Marygrace Farruggia
Name: Marygrace Farruggia
Notary Public, State of New York
No. 4998931
Qualified in Suffolk County
Commission Expires: July 13, 2010